UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   May 6, 2019

InterCloud Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32037	65-0963722
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

980 North Federal Highway, Suite 304 Boca Raton, FL	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   561-988-1988

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 Entry into a Material Definitive Agreement.

Satisfaction of Promissory Notes

On April 25, 2017, pursuant to the terms of an Asset Purchase Agreement with Spectrum Global Solutions, Inc. (fka Mantra Energy Solutions, Inc(“Spectrum”), the Company sold 80.1% of the assets associated with InterCloud’s “AW Solutions” business (“AWS”) including, but not limited to, fixed assets, real property, intellectual property, and accounts receivables (collectively, the “Assets”). The purchase price received by the Company for the Assets included a potential earn-out of up to $1,500,000 and the issuance to the Company by Spectrum of a convertible promissory note in the aggregate principal amount of $2,000,000 (the “AW Note”) as partial consideration for the acquisition.

On February 27, 2018, pursuant to the terms of an Asset Purchase Agreement with Spectrum, the Company sold all of the issued and outstanding capital stock and membership interests of ADEX Corp. (“ADEX”). The Company received $2,500,000 in cash at closing, $500,000 in cash payable 90 days after the closing and a convertible promissory note in the aggregate principal amount of $2,000,000 (the “ADEX Note”, and together with the AW Note, the “Notes”) from Spectrum as partial consideration for the acquisition of ADEX.

On May 6, 2019, in accordance with terms of the Notes, Spectrum issued an aggregate of 15,707,163 shares of Spectrum’s common stock to the Company pursuant to the automatic forced conversion of all outstanding obligations under the Notes, in full satisfaction thereof. The shares issued were unregistered and are subject to Rule 144 restrictions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCLOUD SYSTEMS, INC.

May 10, 2019	By:	/s/ Daniel Sullivan
	Name:	Daniel Sullivan
	Title:	Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description